                                                                    EXHIBIT 4(b)



                           NATIONAL DATACOMPUTER, INC.

                   OFFERING OF UNITS, EACH UNIT CONSISTING OF
                          FIVE HUNDRED (500) SHARES OF
                      SERIES E CONVERTIBLE PREFERRED STOCK,
                            $.08 PAR VALUE PER SHARE,
                         OF NATIONAL DATACOMPUTER, INC.
                         AND A WARRANT TO PURCHASE UP TO
                        SEVEN HUNDRED THOUSAND (700,000)
                             SHARES OF COMMON STOCK,
                            $.08 PAR VALUE PER SHARE
                         OF NATIONAL DATACOMPUTER, INC.

                             SUBSCRIPTION AGREEMENT





                          FOR ACCREDITED INVESTORS ONLY





                                January 27, 1998

                                       -i-
         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY NOR HAS THE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OR ANY OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED FOR OFFERING AND SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR HAS ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY APPROVED, PASSED UPON OR ENDORSED THE MERITS TO THIS OFFERING, NOR IS IT INTENDED THAT ANY SUCH AGENCY WILL DO SO. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY A SUBSCRIBER EXCEPT IN COMPLIANCE WITH THE FEDERAL AND RELEVANT STATE SECURITIES LAWS AND THE REQUIREMENTS AND LIMITATIONS IN THE SUBSCRIPTION AGREEMENT AS WELL AS A SATISFACTORY OPINION OF COUNSEL REGARDING SAME. NO ASSURANCE CAN BE GIVEN THAT A PUBLIC MARKET FOR THE SECURITIES WILL EVER DEVELOP. THE TRANSFER OF THE SECURITIES WILL BE SUBJECT TO CERTAIN RESTRICTIONS UNDER REGULATION S.

         INVESTMENT IN THE CORPORATION INVOLVES CERTAIN RISKS AND RESTRICTIONS ON TRANSFER. IN VIEW OF THESE RISKS AND THE RESTRICTIONS ON TRANSFER, THE PURCHASE OF SECURITIES SHOULD BE CONSIDERED ONLY BY PERSONS OF SUBSTANTIAL MEANS WHO HAVE NO NEED FOR LIQUIDITY WITH RESPECT TO THIS INVESTMENT, WHO CAN HOLD THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN BEAR THE ECONOMIC RISK OF A TOTAL LOSS OF THEIR INVESTMENT. IN ADDITION, TO THE EXTENT THAT A SUBSCRIBER'S INVESTMENT RESULTS IN DEFERRAL OF TAX LIABILITY, ONLY SUBSCRIBERS WHOSE INCOME IS TAXABLE AT RELATIVELY HIGH RATES MAY BE IN A POSITION TO REALIZE SIGNIFICANT FINANCIAL BENEFIT FROM SUCH DEFERRAL.

         NO PERSON HAS BEEN AUTHORIZED BY THE CORPORATION TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OF ANY KIND WHATSOEVER CONCERNING THE CORPORATION OR THIS OFFERING OTHER THAN THE REPRESENTATIONS CONTAINED OR REFERRED TO HEREIN, AND, IF GIVEN OR MADE, SUCH OTHER REPRESENTATIONS OR INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. NEITHER THE DELIVERY OF THIS OFFER NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PARTIES DESCRIBED HEREIN SINCE THE DATE HEREOF, OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF

ANY TIME AFTER THE DATE IT WAS FIRST OFFERED. THIS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

         THE OFFERING PRICE OF THE SECURITIES HAS BEEN FIXED ARBITRARILY BY THE CORPORATION. NO ESTABLISHED MARKET VALUE FOR THE SECURITIES EXISTS. EACH PROSPECTIVE SUBSCRIBER IS URGED TO MAKE AN INDEPENDENT EVALUATION OF THE FAIRNESS OF THE OFFERING PRICE.

         EACH SUBSCRIBER IS CAUTIONED TO CONSULT WITH HIS OWN LEGAL COUNSEL, ACCOUNTANT, AND INVESTMENT REPRESENTATIVE, IF ANY, AS TO TAX AND RELATED MATTERS CONCERNING THE CORPORATION AND INVESTMENTS HEREIN. NO REPRESENTATIONS OR WARRANTIES OF ANY KIND ARE INTENDED OR SHOULD BE INFERRED CONCERNING ANY ECONOMIC RETURN OR TAX ADVANTAGES WHICH MAY ACCRUE AS A RESULT OF AN INVESTMENT IN THE CORPORATION.

                             SUBSCRIPTION AGREEMENT




               Limited Offering of Units, each Unit consisting of
       five hundred (500) shares of Series E Convertible Preferred Stock,
                $.08 par value per share, at $1,000.00 per share,
        and a Warrant to purchase up to seven hundred thousand (700,000)
                     shares of Common Stock, $.08 par value,
                         of NATIONAL DATACOMPUTER, INC.




         (a)      Number of Units subscribed for                          1

         (b)      Total Subscription Price
                  (multiply (a) by $500,000 per Share)                $500,000
                                                                      --------



         THE UNDERSIGNED ("Subscriber") hereby subscribes for the number of Units (the "Units"), offered by NATIONAL DATACOMPUTER, INC. (the "Corporation"), a Delaware corporation, set forth in (a) above.

         The Subscriber hereby agrees to pay the amount set forth in (b) above upon execution of this Agreement, subject to and in accordance with the following terms, conditions, and investment risks.

SECTION 1.  SUBSCRIPTION FOR UNITS

         1.1 Subscriber hereby deposits with Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as escrow agent for the Corporation, the amount set forth in
(b) above via wire transfer. Should this Agreement not be accepted by the Corporation, the proceeds shall be returned to the Subscriber.

         1.2 Within five (5) days from the date of acceptance of this Agreement, there shall be a closing (the "Closing") of the purchase of the Unit and the Corporation shall deliver to the Subscriber a stock certificate representing the shares of Series E Convertible Preferred Stock purchased by Subscriber hereunder, registered in the Subscriber's name and a warrant for the purchase of the shares of Common Stock underlying the Warrant. The Unit issued hereunder, when delivered to the Subscriber in accordance with the terms hereof, shall be duly authorized by appropriate corporate action and shall constitute validly issued and outstanding securities of the Corporation.

         THE SUBSCRIBER UNDERSTANDS THAT AN INVESTMENT IN THE SECURITIES OF THE CORPORATION IS SPECULATIVE, AND IT HAS CAREFULLY CONSIDERED THE IMPACT OF THE FOLLOWING RISKS:

SECTION 2.  RISK FACTORS

         2.1 FINANCIAL CONDITION. The Corporation's ongoing business has been operating at a net operating loss for the majority of the last five years. Sales of the Corporation's products have not sustained the Corporation to date, and no assurance can be given that the Corporation's products can be produced and marketed on a profitable basis. A copy of the Corporation's most recent published financial statements for the period ending September 30, 1997 as filed on Form 10-Q has been provided to Subscriber.

         2.2 NEED FOR ADDITIONAL FINANCING. The Corporation will use the proceeds of this offering for general working capital purposes. The Corporation believes that the anticipated proceeds from the sale of the Unit will be sufficient to sustain the Corporation's operations for the next six (6) months. However, the Corporation may require additional future financing for general working capital and other purposes. In addition, the Corporation may require additional capital to commence and/or continue research and development of other planned products. No assurance can be given that subsequent financings will be available to the Corporation, or if such financing is available, that it will be on terms favorable to the Corporation.

         2.3 DEPENDENCE UPON KEY PERSONNEL. The Corporation's ability to continue to develop new products, to market its products and to establish and maintain a competitive position will depend in part upon its ability to attract and retain qualified management, technical and sales personnel. Competition for such personnel is intense, and no assurance can be given that the Corporation will be able to attract and retain such personnel.

         2.4 RAPID TECHNOLOGICAL CHANGE; FUTURE DEVELOPMENT EFFORTS; AND COMPETITION. The Corporation is engaged in the field of data collection, computer and electronics, which is characterized by extensive research and rapid technological innovations and intense competition. The Corporation's ability to compete effectively will depend in large part upon whether it is able to develop and manufacture superior and innovative products. The Corporation's competitors generally have greater capital resources and larger research and development and marketing staffs and facilities than the Corporation. No assurance can be given that (i) products which will render the Corporation's products inferior or too costly are not already in development by these competitors and (ii) the Corporation can adapt to a potentially evolving market, develop new products which have significant market acceptance, and maintain a technological advantage, and the failure of the Corporation to do so would have a materially adverse impact on the Corporation.

         2.5 PATENTS AND PROPRIETARY INFORMATION. The Corporation holds no patents on any element of its products. However, the Corporation does not believe that patents are necessary for the protection of its technology or that the failure to obtain patents would be materially adverse to its business taken as a whole. The Corporation relies primarily on unpatented proprietary know-how and unregistered copyright protection of its software. Although the Corporation relies upon confidentiality agreements with its employees, no assurance can be given that others do not have or will not develop substantially equivalent proprietary information or otherwise obtain access to the Corporation's know-how or that others may not obtain patents which require licensing by the Corporation for the pursuit of its business.

         2.6 PRIOR ISSUANCES OF PREFERRED STOCK. As reflected in its filings with the Securities and Exchange Commission, the Corporation has previously issued preferred stock which preferred stock retains liquidation and certain other preferences over the Series E Preferred Stock, as well as the Common Stock of the Corporation.

         2.7 NO MARKET FOR RESALE OF UNREGISTERED SECURITIES. The securities offered hereby are not registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be resold unless and until such time as the securities are registered under applicable federal and state securities laws or unless an exemption from registration is available. The certificates representing the Series E Preferred Stock and the shares underlying the Warrant will bear a legend to the effect that such securities cannot be sold or transferred unless registered under the Securities Act or unless an opinion of counsel satisfactory to the Corporation is received to the effect that such registration is not required. The Corporation's Common Stock is currently traded on the NASDAQ Small Cap Market under the symbol "IDCP" and the public market for the Common Stock into which the securities may be converted (the "Conversion Shares") is very limited. No assurance can be given that an active market for the Common Stock is likely to further develop in the near future. If, as a result of some change in circumstances arising from an event not presently contemplated, a Subscriber wishes to transfer his securities or any portion thereof, he may find no market for such securities.

         2.8 DETERMINATION OF OFFERING PRICE. The offering price of the Unit has been fixed arbitrarily by the Corporation and bears no direct relationship to earnings, book value or other objective standards of worth and is not to be considered a representation that the Unit has a market value of $500,000 or could be resold at this price. No established market for the Units exists. Each Subscriber is urged to make an independent evaluation of the fairness of the offering price.



SECTION 3.  REPRESENTATIONS, WARRANTIES, AND ACKNOWLEDGEMENTS
            OF SUBSCRIBERS

         The Subscriber acknowledges that the Corporation is offering the Unit in reliance upon the representations, warranties, and other information presented by the Subscriber herein. The Subscriber undertakes to notify the Corporation immediately of any changes in any of the representations, warranties, and other information contained herein.

         In order to induce the Corporation to accept the subscription made hereby, the Subscriber hereby represents, warrants and acknowledges to the Corporation as follows:

         3.1 SOPHISTICATION. The Subscriber represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquisition of the Unit and of making an informed investment decision with respect thereto.

         3.2 ACCESS TO INFORMATION. The Subscriber acknowledges that it and its representatives, if any, have been given access through meetings with representatives of the Corporation to current and other information about the Corporation as well as an opportunity to ask questions of the Corporation's officers and directors about the information to which it and its representatives have been given access. The Subscriber understands all of the risk factors related to the purchase of the Unit. The Subscriber or its legal counsel or investment advisor has been given a full opportunity to ask questions of, and to receive answers from, the Corporation and its officers and directors concerning the terms and conditions of the offering and the business of the Corporation and to obtain additional information necessary to verify the accuracy of the information concerning the Corporation, or such other information as it or its legal counsel or investment advisor desired in order to evaluate an investment in the Unit, and all such questions have been answered to the full satisfaction of the undersigned.

         3.3 INVESTMENT REPRESENTATION. The Subscriber represents that it is acquiring the securities hereunder for the accounts of its clients (the "Investors"), each of whom would individually qualify as an investor eligible to participate in a Regulation S offering, and not with a view to reselling or otherwise distributing such securities in violation of any federal securities laws and understands and agrees that the securities to be issued hereunder are restricted on transfer and must be held unless they are registered under the Securities Act or an exemption from registration is available, and the Corporation has received an opinion of counsel, in form and substance satisfactory to it, to such effect. No Investor will even after full conversion of all preferred shares ever beneficially own more than 4,9% of the outstanding common shares of the Company. The Subscriber does not have voting control or power of disposition over securities owned by the Investors and no Investor is an affiliate of another Investor. This representation is hereby acknowledged and accepted by the Company. Whenever the term Subscriber is used in this transaction it refers to the actual Investors and RBB Bank has full authorization from all investors to make the representations.

         Each Subscriber agrees that the Unit and the shares of Common Stock issuable thereunder may only be transferred if registered under the Securities Act or pursuant to an exemption from such registration requirements.

         3.4 AUTHORITY. The Subscriber represents that it has full legal power and authority to enter into this Subscription Agreement and to purchase the Unit.

         3.5 VALUATION OF THE UNITS. The Subscriber understands that the valuation placed upon the Units has been made solely by the Corporation and not by an independent accountant, auditor or other third party. The Subscriber represents that it has independently evaluated the fairness of the offering price for the Unit.

         3.6 NET WORTH EFFECT FROM INVESTMENT; ABILITY TO RISK LOSS OF INVESTMENT. The Subscriber represents that its overall commitment to investments which are not readily marketable is not disproportionate to its net worth and that his investment in the Corporation will not cause such overall commitment to become excessive. The Subscriber further warrants and represents that (a) its financial condition is such that it is able to bear all risks of (i) holding the Unit for an indefinite period of time and (ii) losing its entire investment and
(b) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquisition of the Unit and of making an informed investment decision with respect thereto.

         3.7 DECISION TO INVEST. In making its decision to purchase the Unit herein subscribed for, the Subscriber has relied solely upon the public information filings about the Corporation provided to it and upon independent investigations made by it or its legal counsel or investment advisor. It is not relying on any representations or warranties from the Corporation or any of its officers, directors, affiliates, employees or agents other than the information provided by the Corporation to it in writing in this offering. The Subscriber has consulted with its own legal counsel, accountant, and investment representative as to tax and related matters concerning the Corporation and investments therein; no representations or warranties of any kind are intended or should be inferred concerning any economic returns or tax related effects which may result from an investment in the Corporation. No assurances are given that existing tax or securities laws will not be changed or interpreted adversely to the Subscriber. In addition, it is not subscribing pursuant hereto for any Unit as a result of or subsequent to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees, including the undersigned, had been invited as a result of, subsequent to, or pursuant to, any of the foregoing.

         3.8 UNREGISTERED SECURITIES. The Subscriber understands that the Unit and the securities underlying the Unit have not been registered under the Securities Act in reliance upon specific exemptions from registration thereunder, and it agrees that the securities underlying the Unit may be neither sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act and applicable state securities laws. The undersigned has been advised that the Corporation may be unable to comply with any exemption under that Act. The undersigned understands that it is not anticipated that there will be any market for resale of the securities underlying the Unit and that it may not be possible for the undersigned to liquidate an investment in the securities underlying the Unit on an emergency basis.

         3.9 SUBSCRIBER'S UNDERSTANDING. The Subscriber has read and understands the written material supplied by the Corporation. This Agreement contains the complete understanding between Subscriber and the Corporation and no representative of the Corporation or any other person has any power or authority to change or alter the terms hereof. This Agreement is subject to acceptance by the Corporation, which may accept or reject subscriptions in whole or in part, in its sole discretion, and is not assignable without the written consent of the Corporation.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

         The Corporation hereby represents and warrants to the Subscribers that as of the date hereof, except as otherwise set forth herein:

         4.1 AUTHORIZATION OF SERIES E CONVERTIBLE PREFERRED STOCK. The Corporation has duly authorized the sale and issuance of up to five hundred
(500) shares of Series E Convertible Preferred Stock containing the rights and preferences set forth in the Certificate of Amendment to be filed with the Delaware Secretary of State, a copy of which is attached hereto as Exhibit "A."

         4.2 ORGANIZATION AND CORPORATE POWER. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure so to qualify would not have a material adverse effect on the Corporation. The Corporation has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated, to enter into and perform this Agreement and generally to carry out the transactions contemplated hereby. The Corporation is not in violation of any term of its Certificate of Incorporation or its Bylaws, or any material instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to the Corporation.

         4.3 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of the Corporation consists of 5,000,000 shares of Common Stock, $.08 par value per share. The Corporation's issued and outstanding securities are as reflected on Exhibit "B" attached hereto. The Series E Convertible Preferred Stock has the rights and preferences set forth in the Certificate of Amendment attached hereto as Exhibit A. As of the date of this offering, the Corporation has a sufficient number of authorized shares of Common Stock for issuance upon the conversion of all of the securities, upon exercise of all outstanding options and warrants. Subject to the provisions of applicable federal securities laws, upon the consummation of the transactions contemplated hereby, the Series E Convertible Preferred Stock, the Common Stock issued thereunder and under the Warrant and the shares of Common Stock issuable thereunder after payment of the exercise price for such shares will be free and clear of all liens and encumbrances, other than liens, encumbrances or restrictions on transfer arising out of agreements entered into or actions taken by the Subscribers or as may be imposed by federal securities laws. The Corporation does not have outstanding any other equity securities including any options, warrants or other rights to purchase or any securities convertible or exchangeable into any shares of its capital stock or other equity securities, other than options and warrants to purchase shares of Common Stock granted under the Corporation's stock option plans.

         4.4 AUTHORIZATION. This Agreement, and all documents and instruments executed pursuant hereto, are legal, valid and binding obligations of the Corporation, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity. The execution, delivery and performance of this Agreement and the issuance of the shares of Series E Convertible Preferred Stock and the Warrant have been duly authorized by all necessary corporate or other action of the Corporation.

         4.5 TAX MATTERS. All federal, state, county and local taxes, and all applicable taxes owed to foreign jurisdictions and for which the Corporation has been billed, have been paid by the Corporation. No billed and unpaid assessments nor any basis for the assessment of additional federal income taxes on the Corporation for any fiscal period exists. The Corporation has duly filed all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any fiscal period. The federal tax returns of the Corporation have not been audited by the Internal Revenue Service, and no notice of audit has been received by the Corporation.

         4.6 EFFECT OF TRANSACTIONS. The execution, delivery and performance by the Corporation of this Agreement and the agreements and transactions contemplated hereby will not conflict with or result in any default under any material contract, obligation or commitment of the Corporation, or any charter provision, bylaw or corporate restriction of the Corporation, or the creation of any lien, charge, restriction or encumbrance of any nature upon any of the properties or assets of the Corporation. The Corporation's execution and delivery of this Agreement and its performance of the transactions contemplated hereby and thereby, will not violate any material instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to the Corporation.


SECTION 5.  COVENANTS OF THE CORPORATION

         The Corporation shall comply with the covenants set forth in paragraphs
5.1 through 5.5 below, until such time as all of the Series B, C, D, and E classes of Convertible Preferred Stock are converted to Common Stock of the Corporation as follows:

         5.1 CORPORATE EXISTENCE. The Corporation shall maintain its corporate existence and comply with all laws, government regulations, rules and ordinances and judicial orders, judgments, or decrees applicable to the Corporation, its subsidiaries, their business and properties.

         5.2 MAINTENANCE OF PROPERTIES. The Corporation shall maintain all properties used or useful in the conduct of its business in good repair, working order and condition as necessary to permit such business to be properly and advantageously conducted.

         5.3 AFFILIATE TRANSACTIONS. All transactions by and between the Corporation and any officer, key employee or stockholder of the Corporation, or persons controlled by or affiliated with such officer, key employee or stockholder, shall be conducted on an arm's-length basis, shall be on terms and conditions no less favorable to the Corporation than could be obtained from non-related persons and shall be approved in advance by the Board of Directors (excluding interested Directors, where applicable) after full disclosure of the terms thereof.

         5.4 USE OF PROCEEDS. The Corporation shall use the proceeds of the sale of the Units for general working capital purposes.

         5.5 REDUCTION IN CONVERSION PRICE; CANCELLATION OF WARRANTS; REDEMPTION OF SERIES B PREFERRED STOCK; APPOINTMENT OF INDEPENDENT DIRECTORS.

                  (a) The Corporation shall take all action necessary to reduce the conversion prices of the Series B, Series C, and Series D classes of the Corporation's Convertible Preferred Stock to $2.74 and to provide to such classes of Convertible Preferred Stock "anti-dilution" protection for any issuances below the then applicable Conversion Price for such class of Preferred Stock in form identical to the protection provided for holders of the Series E Preferred Stock as set forth in Section 6(h) of the Certificate of Designation of the Series E Convertible Preferred Stock (including the provisions relating to termination of the anti-dilution protection as set forth in Section 6(h) of the Certificate of Designation).

                  (b) If at any time prior to January 31, 2003, the Corporation's stockholders equity at the end of any fiscal quarter (as reported on the Company's Form 10-Q or Form 10-K filing with the Securities and Exchange Commission) does not exceed $1,500,000 plus 50% of the net proceeds of any future equity financing, then the Conversion Price for the Series B, C and D classes of Convertible Preferred Stock shall equal the lesser of $2.74 or sixty percent (60%) of the Corporation's average closing price for the five trading days prior to the conversion. If, after this date (a) the closing price (or the average of the closing bid and asked price if the principal exchange on which the Corporation's common stock trades does not report a closing price) for the Corporation's Common Stock shall trade below $1.00 for any twenty (20) consecutive trading days on the NASDAQ Small Cap Market, the NASDAQ National Market System, or the American Stock Exchange, and (b) the holders of a majority of the Convertible Preferred Stock request that the Corporation seek a reverse stock split, which reverse split is necessary in order to maintain a listing on its then current trading exchange, then the Corporation agrees to take all efforts necessary to effect an appropriate reverse stock split of the Corporation's Common Stock. In the event of such a reverse stock split, the Conversion Price described above shall not be modified. Notwithstanding the foregoing, the provisions of this paragraph 5.5 (b) shall terminate immediately following the issuance of a majority of the Corporation's Common Stock (or other securities convertible into Common Stock) to a third party or parties in a merger or similar transaction.

                  (c) In further consideration for the preceding provisions, which consideration is hereby acknowledged and received, the Subscriber (being the holder of all of the Series B, Series C and Series D Convertible Preferred Stock of the Corporation) hereby returns to the Corporation, for cancellation upon acceptance of this Subscription Agreement by the Corporation, Warrants Nos. RBB-1 and RBB-2, constituting warrants to purchase 700,000 shares of the Corporation's Common Stock at $4.00 per share. In further consideration for the agreements contained herein, and in consideration of the payment of Two Thousand One Hundred Dollars ($2,100.00) from the Corporation to the Subscriber simultaneous with the closing of this Agreement, the Subscriber hereby agrees to deposit with the Corporation's counsel certificates representing 2,100 shares of the Series B Preferred Stock (the "Escrowed Shares"). The Escrowed Shares shall not be convertible for a period through January 31, 2000 and, at the option of the Corporation at any time through January 31, 2000, may be redeemed at a price of One Thousand Two Hundred Fifty Dollars ($1,250) per share.

                  (d) For as long as any of the shares of Series B, C, D, or E classes of Convertible Preferred Stock are issued and outstanding, the Company shall nominate for election at the Annual Meeting of the Stockholders an independent director nominated by RBB Bank and reasonably acceptable to the Company's Board of Directors. Notwithstanding the foregoing, the provisions of this Section 5.5(d) shall terminate immediately following the issuance of a majority of the Corporation's Common Stock (or other securities convertible into Common Stock) to a third party or parties in a merger or similar transaction.

         5.6 RIGHT OF FIRST REFUSAL. The Corporation hereby grants the Subscriber, which right shall not be assignable, the Right of First Refusal, as set forth herein.

                  (a) RIGHT OF FIRST REFUSAL. Before the Corporation shall issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of Common Stock, (ii) any other equity security of the Corporation, including without limitation, shares of Preferred Stock, (iii) any convertible debt security of the Corporation, including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Corporation, (iv) any security of the Corporation that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any interest relating to such equity or debt security of the Corporation, the Corporation shall, in each case, first offer to sell such securities (the "Offered Securities") to the Subscriber then holding capital stock of the Corporation as follows: The Corporation shall offer to sell to each Subscriber that portion of the Offered Securities as the number of shares of Preferred Stock (on an as-converted basis) then held by a Subscriber bears to the total number of outstanding shares of capital stock of the Corporation including the shares issuable upon conversion of the Preferred Stock (the "Basic Amount"), at a price and on such other terms as shall have been specified by the Corporation in writing delivered to the Subscriber (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of fourteen (14) days from receipt of the Offer.

                  (b) NOTICE OF ACCEPTANCE. Notice of Subscriber's intention to accept, in whole or in part, any Offer made pursuant to Section 5.6(a) shall be evidenced by a writing signed by such Subscriber and delivered to the Corporation prior to the end of the 14-day period of such offer, setting forth such of the Subscriber's Basic Amount as such Subscriber elects to purchase (the "Notice of Acceptance").

                  (c) CONDITIONS TO ACCEPTANCES AND PURCHASE.

                           (i) PERMITTED SALES OF REFUSED SECURITIES. In the event that a Notice of Acceptance is not given by the Subscriber in respect of all the Offered Securities, the Corporation shall have seventy-five (75) days from the end of said 14-day period to sell any such Offered Securities as to which a Notice of Acceptance has not been given by the Subscriber (the "Refused Securities") to the Person or Persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Corporation than those set forth in the Offer.

                           (ii) REDUCTION IN AMOUNT OF OFFERED SECURITIES. In the event the Corporation shall propose to sell less than all of the Refused Securities (any such sale to be in the manner and on the terms specified in Section 5.6(a) above), then the Subscriber shall reduce the number of shares or other units of the Offered Securities specified in its Notice of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Subscriber elected to purchase pursuant to this Section multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Corporation actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that any Subscriber so elects to reduce the number or amount of Offered Securities specified in its respective Notices of Acceptance, the Corporation may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Subscriber in accordance with Section 5.6(a).

                           (iii) CLOSING. Upon the closing, which shall include full payment to the Corporation, of the sale to such other Person or Persons of all or less than all the Refused Securities, the Subscriber shall purchase from the Corporation, and the Corporation shall sell to the Subscriber, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 5.6(c)(ii) if the Subscriber has so elected, upon the terms and conditions specified in the Offer. The purchase by the Subscriber of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Corporation and the Subscriber of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Subscriber and its respective counsel.

                  (d) FURTHER SALE. In each case, any Offered Securities not purchased by the Subscriber or other Person or Persons in accordance with
Section 5.6(c) may not be sold or otherwise disposed of until they are again offered to the Subscriber under the procedures specified in Sections 5.6(a), (b) and (c).

                  (e) TERMINATION AND WAIVER OF RIGHT OF FIRST REFUSAL. The rights of the Subscriber under this Section 5.6 may be waived only upon the prior written consent of the holders of 60% of the outstanding shares of Preferred Stock and shall terminate on January 31, 2000.

                  (f) EXCEPTION. The rights of the Subscriber under this Section
5.6 shall not apply to:

                           (i) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

                           (ii) Preferred Stock or Common Stock issued as a dividend to holders of Preferred Stock upon any subdivision or combination of shares of Preferred Stock;

                           (iii) the Conversion Shares or shares issued upon conversion of currently outstanding shares of Preferred Stock;

                           (iv) Shares of Common Stock, or options or warrants exercisable therefor, issued on or after the date hereof to directors, officers, employees or consultants of the Corporation and any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, employee stock ownership plan, employee benefit plan, stock purchase agreement, stock plan, stock restriction agreement, or consulting agreement or such other options, warrants, equity arrangements, agreements or plans approved by two-thirds of the members of the Board of Directors of the Corporation;

                           (v) Shares of capital stock or options or warrants therefor, to be issued to equipment leasing organizations in connection with any equipment leasing arrangements to which the Corporation is a party and which have been approved by the Board of Directors including a majority of the Investor Directors; or

                           (vi) shares of capital stock issued in connection
with a merger or acquisition approved by the Board of Directors or a public offering of the Company's securities.

         Each of the foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event.

         5.7 LOCK-UP AGREEMENT. The Corporation shall enter into an agreement with Malcolm Bibby prohibiting him from selling any of his stock of the Corporation or receiving any additional stock options (other than options which he typically receives under his existing employment agreement with the Corporation) upon the earlier of (I) the date the Corporation makes any public announcements announcing the issuance of a majority of the Corporation's Common Stock to a third party in a merger or similar transaction, or (II) August 15, 1998.

         5.8 STOCK OPTIONS. As long as any shares of Series B, C, D, or E classes of Convertible Preferred Stock are issued and outstanding, the Corporation shall not issue stock options to any employee or consultant at a price lower than the greater of (a) fair market value price of such stock which price shall equal the closing bid price of the Corporation's Common Stock as reported on the principal stock exchange on which the Corporation's Common Stock is then traded on the date such option is issued. or (b) $.75, for any officer or director or any affiliate of an officer or director.

SECTION 6.  MISCELLANEOUS PROVISIONS.

         6.1 DEFINITION OF COMMON STOCK. As used in this Agreement, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $.08 par value per share.

         6.2 USE OF SPEECH. All pronouns contained herein and any variations thereof, shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require.

         6.3 WAIVER. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

         6.4 ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement between the parties and supersedes any prior understanding or agreements concerning the subject matter hereof. This Agreement may be amended, modified, or terminated only by a written instrument signed by the Corporation and at least holders of two-thirds (2/3) of the Units issued to the Subscribers hereunder.

         6.5 SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         6.6 GOVERNING LAW. This Agreement shall be deemed to have been made and defined in the Commonwealth of Massachusetts and the validity and interpretation hereof and thereof and the performance hereunder and thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without regard to the conflict of law principles thereof). Venue for any dispute relating to the provisions of this Agreement shall be in the United States District Court for the District of Massachusetts.

         6.7 NOTICES. All notices, requests, demands, and communications related to this Agreement will be deemed given if and when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

             If to the Corporation:   National Datacomputer, Inc.
                                      900 Middlesex Turnpike, Building 5
                                      Billerica, Massachusetts 01021
                                      Attention: President

             With a copy to:          Mintz, Levin, Cohn, Ferris, Glovsky and
                                         Popeo, P.C.
                                      One Financial Center
                                      Boston, Massachusetts 02111
                                      Attention: Neil H. Aronson, Esquire

or, as to each of the foregoing, at such other address as shall be designated by the addressee in a written notice to the other parties complying as to delivery with the terms of this Section 6.7 Notwithstanding anything to the contrary contained in this Agreement, all notices, requests, demands and other communications shall be effective when received.

         6.8 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives and successors.

         6.9 HEADINGS. Headings contained in this Agreement are only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provisions hereof.

         6.10 UNENFORCEABILITY. If any provision of this Agreement is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, to the maximum extent permissible, such provision shall be deemed amended to conform to applicable laws so as to be materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

         6.11 ASSIGNMENT. The Subscriber may not assign this Agreement or its rights hereunder without the Corporation's written consent.

         6.12 MULTIPLE SUBSCRIBERS. If more than one person is signing this Agreement, each representation, warranty, and undertaking stated herein shall be the joint and several representation, warranty, and undertaking of each such person. The Subscribers understand the meaning and legal consequences of the representations and warranties contained in this Agreement.

         6.13 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.





                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as a sealed instrument as of the day and year first above written.

                                               NATIONAL DATACOMPUTER, INC.


                                               By:
                                                   ----------------------------
                                                   Malcolm M. Bibby, President

         The undersigned represents that (a) it has read and understands the Subscription Agreement, and (b) the person signing the Subscription Agreement on behalf of the Subscriber has been duly authorized by all requisite action on the part of the Subscriber to acquire the Units and sign the Subscription Agreement on behalf of the Subscriber and, further, that the undersigned Subscriber has all requisite authority to purchase the Units and enter into the Subscription Agreement.

         1
------------------------------        ----------------------------------------
Number of Units Subscribed for        Date

                                      ----------------------------------------
                                      Name of Corporation (Please Type or Print)

                                      By:
                                          ------------------------------------
                                            Signature

                                      Title:
                                             ---------------------------------
                                             (Please Type or Print)

         THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY STATE LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SECURITIES ARE INCLUDED IN AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, CONCURRED IN BY COUNSEL TO THE CORPORATION, HAS BEEN DELIVERED TO THE EFFECT THAT REGISTRATION OF SUCH SECURITIES IS NOT REQUIRED.